UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

December 12, 2013

Date of Report

[Date of Earliest Event Reported]

BISON PETROLEUM, CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-167879	42-1771342
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

2825 E. Cottonwood Park, Suite 503

Salt Lake City, Utah 84121

 (Address of Principal Executive Offices)

(801) 990-3180

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2013, Bison Petroleum, Corp. (the “Company”) entered into a Lease Purchase Agreement with Nelan Advisors Corporation, a British Virgin Islands corporation (“Nelan”), whereby Nelan conveyed a 50% working interest certain oil and gas leases issued by the State of Montana that pertain to properties within the State of Montana.  Bison is the successor in interest to Nelan, and will issue 150,000 shares of its common stock comprised of “restricted securities” as defined in Securities and Exchange Commission Rule 144 and the assumption of the payments of Nelan to its predecessors under the leases, of $100,000 in 60, 120 and 180 days from the effective date of the Lease Purchase Agreement or December 12, 2013.

Prior to this Lease Purchase Agreement, Nelan owned 3,066,666 shares of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.

Exhibit Description

10.1

Lease Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BISON PETROLEUM, CORP.

Dated:	December 13, 2013	By:	/s/ Antonio Martinez-Guzman
Antonio Martinez-Guzman
President

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